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                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 17, 1997 relating to the financial statements of Savannah Foods & Industries, Inc. (and to all references to our Firm) included or made a part of this Registration Statement on Form S-4 of Imperial Holly Corporation.


Arthur Andersen LLP

Atlanta, GA
January 23, 1998